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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 12, 2002
                        ---------------------------------
                        (Date of earliest event reported)



                           THE PHOENIX COMPANIES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       1-16517               06-0493340
-------------------------------     ----------------------    -------------
(State or other jurisdiction of    (Commission File Number)   (IRS Employer
        incorporation)                                       Identification No.)


        One American Row, Hartford, Connecticut         06102-5056
        ---------------------------------------         ----------
        (Address of principal executive offices)        (Zip Code)


                                  860-403-5000
               --------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS
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Recent Ratings Downgrades
-------------------------

         On November 25, 2002, Moody's Investors Service lowered our debt rating and the financial strength rating of Phoenix Life Insurance Company, our wholly-owned insurance subsidiary. Moody's now rates our senior unsecured debt as Baa3, reduced from A3, and Phoenix Life's financial strength as A3, down from Aa3.

         As a consequence of these ratings downgrades, we will incur higher interest costs in connection with our existing borrowings. We may also experience increased interest costs in connection with other future borrowings. Such increased costs will decrease our earnings and could reduce our ability to finance our future growth on a profitable basis. The downgrades have not triggered any defaults or repurchase obligations.

Potential Closed Block Securitization
-------------------------------------

         We are considering the creation of a new wholly-owned subsidiary named Phoenix Life Holdings, LLC for the purpose of issuing debt tied to the performance of a portion of the closed block business of Phoenix Life. In connection with this structured financing, we would transfer all of our ownership interest in Phoenix Life to Phoenix Life Holdings. This financing would effectively securitize a portion of the future profits from Phoenix Life's closed block business. Following the financing, dividends to Phoenix Life Holdings from Phoenix Life would be allocated between the portion of the closed block business that has been securitized and the other business of Phoenix Life (including the unsecuritized portion of the closed block business). If we proceed with this transaction, the amount of dividends from Phoenix Life Holdings available to us would be primarily dependent on the amount of dividends available to Phoenix Life Holdings from Phoenix Life in excess of that attributable to the securitized portion of the closed block business.

         To accomplish this transaction, we would issue, from time to time on a continuous basis, up to $500 million principal amount of closed block notes with maturities of up to 25 years. These notes would relate to approximately 60% of the closed block business of Phoenix Life. We may in the future issue additional closed block notes relating to the remaining portion of the closed block business of Phoenix Life.

Expense Reductions
------------------

         We are continuing to implement our on-going expense reduction strategies. We expect to incur a charge in the range of $2-$3 million after taxes in the fourth quarter of 2002 relating to expense reductions.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                         THE PHOENIX COMPANIES, INC.
                                         (Registrant)


                                         By:  /s/ Carole A. Masters
                                              ---------------------
                                         Name:  Carole A. Masters
                                         Title:  Vice President and Counsel

DATE: December 12, 2002